Exhibit 99.1

hhgregg to Explore Strategic Alternatives

INDIANAPOLIS, February 15, 2017 - hhgregg, Inc. (NYSE: HGG) (“hhgregg” or the “Company”) today announced that it has engaged Stifel, Nicolaus & Co., Inc. and Miller Buckfire & Co., LLC, each subsidiaries of Stifel Financial Corp. (NYSE: SF) to pursue a range of potential strategic and financial transactions that will support the Company’s initiatives to improve liquidity and return to profitability.

“We are committed to improving our results through our business strategy, including investments made to shift our focus to appliances and furniture, and additional expected cost reductions,” said Robert J. Riesbeck, hhgregg’s President and CEO. “We believe it is an appropriate time to explore potential strategic transactions. As the Company undertakes this exploration process, we are focused on the execution of our business strategy and remain fully committed to serving our customers’ needs.”

Stifel Nicolaus and Miller Buckfire have been engaged as hhgregg’s financial advisor and investment banker. The Company, working with its advisers, plans to proceed in a timely and orderly manner, but has not set a definitive timetable for completion of this process. There can be no assurance that this review process will result in a transaction or other strategic alternative of any kind. The Company does not intend to disclose developments or provide updates on the progress or status of this process unless it deems further disclosure is appropriate or required.

About hhgregg
hhgregg is an appliance, electronics and furniture retailer that is committed to providing customers with a truly differentiated purchase experience through superior customer service, knowledgeable sales associates and the highest quality product selections. Founded in 1955, hhgregg is a multi-regional retailer currently with 220 stores in 19 states that also offers market-leading global and local brands at value prices nationwide via hhgregg.com.

Forward Looking Statements
The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release includes forward-looking statements, including with respect to hhgregg’s intentions and plans to explore strategic alternatives. hhgregg has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While hhgregg believes these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause hhgregg’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from hhgregg’s expectations are: the ability to successfully execute the Company's strategies and initiatives, particularly in returning the Company to profitable growth; the Company's ability to increase customer traffic and conversion; competition in the retail industry; the Company's ability to maintain a positive brand perception and recognition; the Company's ability to attract and retain qualified personnel; the Company's ability to maintain the security of customer, associate and Company information; rules, regulations, contractual obligations, compliance requirements and fees associated with accepting a variety of payment methods; the Company's ability to effectively achieve cost cutting initiatives; the Company's ability to generate strong cash flows to support its operating activities; the Company's relationships and operations of its key suppliers; the Company's ability to generate sufficient cash flows to recover the fair value of long-lived assets; the Company's ability to maintain and upgrade its information technology systems; the fluctuation of the Company's comparable store sales; the effect of general and regional economic and employment conditions on the Company's net sales; the Company's ability to meet financial performance guidance; disruption in the Company's supply chain; changes in trade regulation, currency fluctuations and prevailing interest rates; and the potential for litigation.

Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for fiscal year 2016 filed May 19, 2016 and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2016 filed on January 26, 2017. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. hhgregg does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

Contact:	Lance Peterson, Vice President, Finance and Planning
investorrelations@hhgregg.com
317 848 8710